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                             SPLIT DOLLAR AGREEMENT


        This Agreement, made as of June 1, 1995, by and between Omnicare Management Company ("the Corporation"), a Delaware corporation with offices at 2800 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202, and Edward A. Hutton, Thomas C. Hutton and Jennie Hutton Jacoby ("the Trustees"), as Trustees under The Kathryn J. Hutton and Edward L. Hutton Irrevocable Insurance Trust Agreement dated January 25, 1990 ("the Trust").

        1.  PREMISES

                1.1 Edward L. Hutton (the "Employee") is an employee of the Corporation and has created the Trust. The Trustees wish to insure the joint lives of Edward L. Hutton and his wife, Kathryn J. Hutton (the "Insureds"), for the benefit and protection of Mr. Hutton's family. The Corporation will help the Trustees provide this insurance coverage by payment of part of the premiums under a split dollar arrangement, whereby the Trustees will be the owner of a life insurance policy which will be collaterally assigned to the Corporation as security for amounts the Corporation will contribute for the premium payments.


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        2.  APPLICATION FOR INSURANCE

                2.1 The Trustees have applied to Phoenix Home Life Mutual Insurance Company for an Executive Equity Life Insurance Plan on the joint lives of the Insureds for $3,000,000 (the "Policy").

        3.  POLICY OWNERSHIP

                3.1 The Trustees shall own the Policy and may exercise all rights of ownership with respect to it, subject only to the security interest of the Corporation as expressed in this Agreement and the collateral assignment of the Policy to the Corporation.

        4.  PAYMENT OF PREMIUMS

                4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life
                Mutual Insurance Company an amount equal to the greater of 80 percent of the annual premium or the annual premium less the cost (calculated by application of Internal Revenue Service Table PS-58) of the portion of the insurance which the beneficiary or beneficiaries named by the Trustees or their transferee would be entitled to receive if the


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                Insureds died during the policy year for which the annual
                premium is paid.

                4.2 On or before the due date of each annual premium on the Policy, the Corporation will pay to the Employee compensation in the form of a bonus. The bonus payment shall be equal to the sum of the remainder of the annual premium and an amount sufficient to pay all federal, state and local income and employment taxes incurred by the Employee as a result of the total bonus payment. The bonus payment shall be calculated assuming that the Employee is in the highest marginal tax bracket for the applicable tax and that state and local taxes are not deductible for federal purposes. The bonus payment will be calculated as follows: the remainder of the annual premium plus ((the remainder of the annual premium) times (the sum of the highest marginal tax rates for each of the applicable federal, state and local income and employment taxes for individuals)) divided by (one minus the sum of the highest marginal tax rates for each of the applicable federal, state and local income and employment taxes for individuals).


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                4.3 On or before the due date of each annual premium on the
                Policy, the Trustees will pay to Phoenix Home Mutual Insurance Company the remainder of the annual premium. The Corporation may pay the entire premium to Phoenix Home Life Mutual Insurance Company for convenience, in which case the Trustees will reimburse the Corporation for the remainder of the annual premium.

                4.4 These premium advances by the Corporation shall apply specifically to annual premiums due under the Policy up to March 1, 2005 (10 years). However, additional premium advances may be made by mutual agreement of the parties.


        5. ASSIGNMENT OF POLICY

                5.1 The Trustees shall collaterally assign the Policy to the Corporation so as to reflect the respective interests of the parties under this Agreement, said collateral assignment ("Assignment") having been executed by the parties on the date of this Split Dollar Agreement, and thus made a part of such Policy and this Agreement.


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6.  USE OF DIVIDENDS

        6.1 The dividends declared by Phoenix Home Life Mutual Insurance Company on the Policy will be used to purchase Option Term with the balance used to purchase paid-up insurance.

        6.2 The dividend option which is specified in paragraph 6.1 of this Article will not be terminated or changed without a conforming amendment to this Agreement and unless such change is done in accordance with the provisions of Part D "Joint Rights" section of the Assignment.

7.  SURRENDER OF POLICY

        7.1 The Trustees shall have the sole and exclusive right to surrender the Policy.

        7.2 If the Policy is surrendered, the Trustees shall direct the insurance company in writing to draw a check payable to the Corporation in an amount equal to the "Assignee's Cash Value Rights", as defined within the provisions of Part A "Definitions" section of the Assignment.

        7.3 If there is a delay in the surrender of the Policy by either party to this Agreement, and if such delay results in diminished policy values

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                being available to either party, neither party to this Agreement shall hold the insurance company liable for such diminution in policy values.

        8. DEATH CLAIMS

                8.1 Upon the death of the Insureds, the Corporation shall have an interest in the proceeds of the Policy equal to the "Assignee's Death Benefit Share", as defined within the provisions of Part A "Definitions" section of the Assignment. The balance of proceeds remaining shall be paid directly by the insurance company to the beneficiary or beneficiaries designated in the Policy.

        9. TERMINATION OF AGREEMENT

                9.1 This Agreement shall terminate upon the first to occur of
                (i) surrender of the Policy by the Trustees, (ii) written notice of termination given by the Trustees to the Corporation, and
                (iii) March 1, 2005.

                9.2 Prior to termination of this Agreement, the Trustees shall direct the insurance company in writing to draw a check payable to the Corporation for an amount equal to the


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                "Assignee's Cash Value Interest", as defined within the
                provisions of Part A "Definitions" section of the Assignment. Upon receipt of this amount, the Corporation shall release the security interest of the Corporation expressed in this Agreement and the Assignment.

        10. SPECIAL PROVISIONS

                The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                  10.01 -- The named fiduciary: The Secretary of the Company

                  10.02 -- The funding policy under this Plan is that all
                           premiums on the Policy be remitted to the Insurer when due.

                  10.03 -- Direct payment by the Insurer is the basis of
                           payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.



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        10.04 - For claims procedure purposes, the "Claims Manager" shall be the Secretary of the Company.

                (a) If for any reason a claim for benefits under this Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                        (1) The claimant's claim shall be deemed filed when presented orally or

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                        in writing to the Claims Manager.

                (2) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

        (b) The claimant shall have 60 days following his/her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his/her representative may submit pertinent documents and written issues and comments.

        (c) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his/her claim. The decision on review shall be in


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                        writing and shall include specific reasons for the
                        decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claims shall be deemed denied on review.

        11. AMENDMENT AND BINDING EFFECT

                11.1 This embodies all agreements by the parties made with respect to the Policy. The Agreement shall not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.


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        12. GOVERNING LAW

                12.1 This Agreement shall be subject to and shall be construed under the laws of the State of Ohio.

        Executed by the parties at Cincinnati, Ohio, as of June 1, 1995.

                                                OMNICARE MANAGEMENT COMPANY

/s/ Richard F. Doggett                          By: /s/ Cheryl D. Hodges
-----------------------------                       -------------------------
Witness                                             Signature, Corporate Title

/s/ Sandra E. Laney                             By: /s/ Edward A. Hutton
-----------------------------                       --------------------------
Witness                                             Edward A. Hutton
                                                    Trustee

/s/ Joan P. Chard                               By: /s/ Thomas C. Hutton
-----------------------------                       --------------------------
Witness                                             Thomas C. Hutton
                                                    Trustee

/s/ Jessica L. Wise                             By: /s/ Jennie Hutton Jacoby
-----------------------------                       --------------------------
Witness                                             Jennie Hutton Jacoby
                                                    Trustee


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                                   EXHIBIT A

                                 OMNICARE, INC.
                             SPLIT DOLLAR AGREEMENT


        "Change of Control" shall mean: The Corporation obtains actual knowledge that any of the following events has occurred: (i) any person other than the Corporation or any Subsidiary has become the beneficial owner of 15% or more of the combined voting power of the Corporation's then outstanding voting securities; (ii) the stockholders of the Corporation have approved: (1) an agreement to merge or consolidate with or into another corporation and the Corporation or another corporation wholly-owned by the Corporation, is not the surviving corporation, or (2) an agreement to sell or otherwise dispose of all or substantially all of the assets of the Corporation (including a plan of liquidation); or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

        For purposes of this definition, a person shall be deemed the "beneficial owner" of any securities (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.

        For purposes of this definition, a "person" shall mean any individual, firm, company, partnership, other entity or group, and the terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on June 1, 1995.


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